Exhibit 10.2

MUTUAL NON-SOLICITATION AND NON-INTERFERENCE AGREEMENT

This Mutual Non-Solicitation and Non-Interference Agreement (“Non-Solicitation Agreement”) is entered into to be effective as of the _________ day of _______________, 2022 (“Effective Date”), between Palmdale Oil Company, Inc., a Florida corporation (hereinafter referred to as “Palmdale”) and EzFill Holdings, Inc., a Delaware corporation (hereinafter referred to as “EzFill”). Palmdale and EzFill shall sometimes be referred to individually as a “Party” or collectively referred to as “Parties.”

RECITALS

WHEREAS, Palmdale is engaged in the businesses of (i) selling petroleum products, fuel (including diesel fuel and gasoline), oil, lubricants (including heavy-duty diesel engine oils, industrial oils, transmission fluids, passenger car motor oils, food grade products, and a variety of other oils and greases) and products/equipment incident thereto (including tanks and pumps), and (ii) providing services including but not limited to fueling sea vessels, fleet fueling, bulk delivery of diesel fuel, gasoline, lubricants and other specialty services to members of the public, consumers, retailers, wholesalers, affiliated companies and entities and third parties who are in engaged in the business of purchasing and selling fuel, oil, petroleum and products incident thereto, in Florida (the “Wholesale Petroleum Business”); and

WHEREAS, EzFill purchased certain assets of the residential and retail mobile fuel delivery business (the “Mobile Fuel Delivery Business”) of Full Service Fueling, Inc. (“Seller”), an affiliate of Palmdale Oil Company, Inc. pursuant to an Asset Purchase and Fuel Supply Agreement (the “Purchase Agreement”), which Assets include Seller’s goodwill; and

WHEREAS, Seller has ceased doing business; and

WHEREAS, Palmdale and EzFill will be entering into a Fuel Loading Rack License Agreement (the “License Agreement”) granting EzFill a non-exclusive license to use the fuel loading racks, and three parking spaces at Palmdale’s existing fueling facilities located in West Palm Beach, Riviera Beach, Boynton Beach, Ft. Myers, Tampa and Orlando, Florida (“Palmdale’s Facilities”), and providing that EzFill will use Palmdale as its supplier throughout the State of Florida; and

WHEREAS, the parties desire to set forth in writing the terms of their business arrangement that supersedes any and all prior agreements and representations, whether oral or written on the issues set forth herein; and

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

1. RECITALS: The Recitals are true and correct and are hereby made a part of this Non-Solicitation and Non-Interference Agreement.

2. COVENANT NOT TO SOLICIT, OR INTERFERE WITH CUSTOMERS:

a.	Restrictions on Solicitation or Interference for EzFill. During the period that the License Agreement is in effect, and for a period of two (2) years from termination of the License Agreement (for any reason) EzFill shall not directly or indirectly, on its own account or as an agent, owner or affiliate of any other firm, partnership or corporation, solicit business from, or without the prior written consent of Palmdale, which shall not be unreasonably withheld, deliver products or services in the Wholesale Petroleum Business to or for customers (“Palmdale Customers”) to or for whom any employees of Palmdale sold products, or performed services at any time within the preceding one hundred-eighty (180) days.

b.	Restrictions on Solicitation or Interference for Palmdale. During the period that the License Agreement is in effect, and for a period of two (2) years from termination of the License Agreement (for any reason), Palmdale shall not directly or indirectly, on its own account or as an agent, owner or affiliate of any other firm, partnership or corporation, solicit business from, or without the prior written consent of EzFill, which shall not be unreasonably withheld, deliver products or services in the Mobile Fuel Delivery Business to or for customers (“EzFill Customers”) to or for whom any employees of Seller or EzFill sold products, or performed services at any time within the preceding one hundred-eighty (180) days.

3. COVENANT NOT TO SOLICIT EMPLOYEES:

a.	Restrictions on Solicitation of Employees. During the term of the License Agreement, and for a period of one (1) year from the date of termination of the License Agreement (for any reason), Palmdale and EzFill shall not directly or indirectly, on their own account or through any other firm, partnership or corporation, in any way directly or indirectly, hire, do any business with, solicit, divert, take away, endeavor to entice away from the each other, or interfere with any of the other Party’s employees, independent contractors or personnel (collectively referred to as “Employees”). This prohibition shall include each Party’s former Employees for a period of two (2) years from the date of termination of the Employee’s affiliation with the other Party (for any reason). This prohibition does not include employees who approach a Party on their own, or who are brought to the Party from a third-party service (such as finding a resume on Indeed, or a similar website), provided that the other party give its prior consent in writing to the hiring, which consent shall not be unreasonably withheld.

b.	Acknowledgments. The Parties acknowledge that the term of the covenants contained in this Paragraph 3 is a minimum period of time and that the restriction is reasonable and necessary in order to protect each Party from irreparable harm and to protect each Party’s respective legitimate business interests.

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4. CROSS DEFAULT: A breach of any terms of this Non-Solicitation and Non-Interference Agreement shall constitute a default under the License Agreement.

5. INTEGRATION AND WAIVER: No waiver or modification of this Non-Solicitation and Non-Interference Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties hereto. The provisions of this section may not be waived except as herein set forth. This Non-Solicitation and Non-Interference Agreement supersedes all prior agreements, arrangements, or representations between the parties, whether written or oral as to the specific matters set forth herein. The failure to insist, at any time, upon strict performance of any one or more covenants, provisions or conditions of this Non-Solicitation and Non-Interference Agreement shall not be construed as a waiver or relinquishment of that covenant, provision or condition or the future performance of that or any other such covenant, provision or condition, and that party’s obligation with respect to that covenant, provision or condition or the future performance of any such covenant, provision or condition shall continue in full force and effect. The acceptance by either party of the other party’s performance under this Non-Solicitation and Non-Interference Agreement with knowledge of the performing party’s breach of any covenant, provision or condition of this Non-Solicitation and Non-Interference Agreement shall not be deemed a waiver of that breach. No waiver of performance of any covenant or condition of this Non-Solicitation and Non-Interference Agreement shall be deemed to have been made unless expressed in writing and signed by the parties.

6. SUCCESSORS/ASSIGNS: The rights and obligations of the Parties under this Non-Solicitation and Non-Interference Agreement (including the covenants not to compete /or solicit) shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Parties acknowledge that this Non-Solicitation and Non-Interference Agreement may be enforced by their respective successors and assigns.

7. INDEPENDENT COVENANTS: The rights and obligations of the Parties under this Non-Solicitation and Non-Interference Agreement (including the covenants not to compete or solicit) shall be construed as agreements independent of any other agreement, or any provision contained therein (whether written or oral) by, between, among, or affecting Palmdale, EzFill, and the existence of any claim or cause of action of either Party against the other Party, whether predicated on this Non-Solicitation and Non-Interference Agreement, the Purchase Agreement, or otherwise, shall not constitute a defense to the enforcement of this Non-Solicitation and Non-Interference Agreement, nor shall such claim or cause of action in any way affect the enforceability of this Non-Solicitation and Non-Interference Agreement.

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8. FLORIDA LAW, VENUE AND LITIGATION: The validity, interpretation, and performance of this Non-Solicitation and Non-Interference Agreement shall be construed and enforced under and in accordance with the laws of the State of Florida. Venue shall lie exclusively in Palm Beach County as the forum for any disputes concerning this Non-Solicitation and Non-Interference Agreement regardless of whether the dispute concerns any contractual or tortious or other claim. In connection with any litigation or court proceeding arising out of this Non-Solicitation and Non-Interference Agreement, the prevailing party shall be entitled to recover all costs incurred, including attorneys’ and legal assistants’ fees and all costs prior to trial, at trial, and on appeal, and in any bankruptcy or creditor’s reorganization proceedings. The prevailing party shall be entitled to recover reasonable attorneys’ fees and all costs associated with proving both entitlement and amount of attorney’s fees and costs. The Parties voluntarily, knowingly, and intentionally waive any and all rights to trial by jury in any legal action or proceeding arising under or in connection with this Non-Solicitation and Non-Interference Agreement regardless of whether such action or proceeding concerns any contractual or tortious or other claim.

9. INJUNCTIVE RELIEF: The Parties acknowledge that monetary damages for breach of any of the obligations or undertakings contained in Paragraphs 2 and 3 will be inadequate, and the Parties agree that the non-breaching Party shall be entitled to preliminary and permanent injunctive relief, in addition to any other legal remedies that may be available to it, including attorney’s fees and costs, in the event of any breach by the breaching Party of any such obligation or undertaking contained in Paragraphs 2 and 3 of this Non-Solicitation and Non-Interference Agreement. In any such proceeding under this Paragraph: (i) it shall not be necessary for the non-breaching Party to plead or prove irreparable harm or lack of adequate remedy at law; (ii) the non-breaching Party shall be entitled to injunctive relief, including preliminary and final injunctions, without being required to post a bond or other security; and (iii) the breaching Party waives the claim or defense therein that the non-breaching Party has an adequate remedy at law and breaching Party shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

10. CAPTIONS: The captions appearing in this Non-Solicitation and Non-Interference Agreement are inserted as a matter of convenience and for reference and in no way affect this Non-Solicitation and Non-Interference Agreement, define, limit, or describe its scope, intent, or any of its provisions.

11. SEVERABILITY: If any provision contained in this Non-Solicitation and Non-Interference Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

12. NOTICES: Unless otherwise set forth herein, any notice or demand which must or may be given shall be in writing and shall be deemed to have been given: (i) when physically received by personal delivery , or (ii) three (3) days after being deposited in United States first class mail, postage prepaid, or (iii) one (1) business day after being deposited with, or for overnight delivery by a nationally known commercial courier service (such as FedEx) or (iv) when delivered by e-mail as evidenced by electronic receipt addressed to the parties at their addresses as listed below (or such other address as designated by the parties in writing):

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As to Palmdale:

Palmdale Oil Company, Inc.

911 North 2nd Street

Fort Pierce, Florida 34950

Attention: Lachlan Cheatham, President

with a copy to:

Jeffrey M. Garber, Esq.

Ciklin Lubitz

515 North Flagler Drive, 20th Floor

West Palm Beach, Florida 33401

As to EzFill:

_________________________________

__________________________________

__________________________________

13. INDEPENDENT COUNSEL: The parties hereto have had the opportunity to seek and receive independent advice and counsel regarding the subject matter of this Non-Solicitation and Non-Interference Agreement and all the terms and conditions it contains. This Non-Solicitation and Non-Interference Agreement shall not be construed more strongly for or against any party regardless which party is deemed to have drafted the Non-Solicitation and Non-Interference Agreement.

14. MULTIPLE COUNTERPARTS: This Non-Solicitation and Non-Interference Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original of this Non-Solicitation and Non-Interference Agreement and all such counterparts shall constitute one instrument. Facsimile and electronic signatures shall be deemed as originals for purposes of this Non-Solicitation and Non-Interference Agreement.

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IN WITNESS WHEREOF, the parties hereunto have set their hands and seals to this Agreement on the Effective Date first above written.

PALMDALE OIL COMPANY, INC.	EZFILL HOLDINGS, INC.

By:	By:
Signature	Signature

Print Name and Title	Print Name and Title

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